UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

     717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2022, ACNB Corporation (the “Corporation”) and/or ACNB Bank, the Corporation’s wholly-owned subsidiary (the “Bank”) entered into amended and restated employment agreements and new salary continuation agreements with James P. Helt, President & Chief Executive Officer of the Corporation and Bank, and Jason H. Weber, Executive Vice President/Treasurer & Chief Financial Officer of the Corporation and Bank. In addition, the Bank entered into an amendment to Mr. Helt’s and Mr. Weber’s current salary continuation agreements.

Amended and Restated Employment Agreements

The amended and restated employment agreements amend, restate and replace the prior employment agreements of Messrs. Helt and Weber in their entirety. The initial term of each employment agreement is three (3) years beginning on October 5, 2022. Each employment agreement shall automatically renew for an additional one (1) year term at the end of the first year of the employment agreement and on each anniversary date unless notice to terminate is given by either party at least one hundred eighty (180) days prior to the anniversary date of the employment agreement. If proper notice to terminate is not given, each employment agreement shall continue for three (3) years on the next anniversary date.

The employment agreements provide that Mr. Helt and Mr. Weber will each receive an annual base salary of $525,000 and $315,000, respectively, subject to customary withholdings and taxes, which may be increased from time to time. Each executive is entitled to be considered for bonuses each year, paid time off, and to participate in employee benefit plans. In addition, Mr. Helt is entitled to reimbursement of country club and business club dues and use of a Bank provided automobile and reimbursement of all related expenses.

Each employment agreement will automatically terminate for “cause” (as defined in the employment agreement) upon written notice from the Corporation to the executive or if the executive terminates his employment voluntarily without “good reason” (as defined in the employment agreement). If the employment agreement is terminated for cause or voluntarily without good reason, all of the executive’s rights under the employment agreement cease as of the effective date of termination.

If the executive terminates his employment for “good reason” (as defined in the employment agreement), the executive will receive a multiple (Mr. Helt 2.99 times and Mr. Weber 2.0 times, respectively) of his agreed compensation (as defined in the employment agreement) and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for up to two (2) years.

Each employment agreement terminates automatically upon the executive’s disability except that the executive shall nevertheless be entitled to receive an amount equal to seventy-five percent (75%) of his agreed compensation, less amounts payable under any disability plan of the Bank, until the earliest of (i) his return to employment, (ii) his attainment of age sixty-five (65), (iii) his death, or (iv) the end of the then existing employment period. In addition, the executive shall receive for such period a continuation of all life, disability, medical insurance, and other normal health and welfare benefits, or, if the Bank cannot provide such benefits because the executive is no longer an employee, the Bank shall reimburse the executive in an amount equal to the monthly premium paid by him to obtain substantially similar employee benefits which he enjoyed prior to termination subject to limitations set forth in the employment agreement.

If the executive’s employment is terminated by the Corporation without cause or he experiences an involuntary separation of service within two (2) years after a “change in control” (as defined in the employment agreement) or he voluntarily terminates employment for good reason within one (1) year after a change in control, then the executive shall be entitled to receive a multiple (Mr. Helt 2.99 times and Mr. Weber 2.0 times, respectively) of his agreed compensation, and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for two (2) years. In addition, Mr. Helt’s employment agreement provides that in the event that the payments made after a change in control when added to all other amounts or benefits provided to or on behalf of the executive in connection with his termination of employment would result in an excise tax under Section 4999 or under Section 280G of the Internal Revenue Code, the Bank will pay a gross up payment equal to the amount of the excise tax. Mr. Weber’s employment agreement contains a limited gross up provision.

Upon termination of the employment agreement, the executive is subject to certain customary confidentiality and non-competition provisions. Each employment agreement contains a clawback provision with respect to certain events or circumstances.

New Salary Continuation Agreements

Each new salary continuation agreement is intended to provide benefits to the executive upon retirement, death, or in the event of a change in control (as defined in the salary continuation agreement). Upon a separation of service from the Bank at or after the normal retirement age of sixty-five (65) or following a change in control, the Bank will be obligated to pay to the executive a fixed cash amount for the greater of the executive’s life or 180 months. If the executive dies while in active service of the Bank, the Bank will pay to the executive’s beneficiary a fixed cash amount for 180 months. In the case of Mr. Helt, the maximum annual benefit is $150,000, and in the case of Mr. Weber, the maximum annual benefit is $92,500. When aggregated with Mr. Helt’s other salary continuation agreements, his total maximum annual benefit is $400,000, and when aggregated with Mr. Weber’s other salary continuation agreement, his total maximum annual benefit is $157,500.

If the executive separates from service before his normal retirement date for reasons other than death and a change in control has not occurred, the Bank will be obligated to pay to the executive a certain benefit determined under each salary continuation agreement based on the date of the separation of service for the greater of the executive’s life or 180 months.

The salary continuation agreement requires the executive to comply with certain non-competition restrictions following a termination of employment as a condition to the continued receipt of benefits.

Amendments to Salary Continuation Agreements

The amendments to Mr. Helt’s and Mr. Weber’s current salary continuation agreements amend and restate Article 7 of the salary continuation agreement dated as of November 27, 2018 and January 31, 2022, respectively. The amended and restated Article 7 clarifies the accrued benefit owed to the executive if the agreement is terminated under certain circumstances.

The description above is only a summary of the material terms of the employment agreements and salary continuation agreements and is not intended to be a full description of the agreements. The employment agreements and salary continuation agreements are attached hereto as Exhibits 99.1 through 99.8 and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Amended and Restated Employment Agreement by and among ACNB Corporation, ACNB Bank and James P. Helt dated as of October 5, 2022.

99.2	Amended and Restated Employment Agreement by and among ACNB Corporation, ACNB Bank and Jason H. Weber dated as of October 5, 2022.

99.3	Salary Continuation Agreement by and between ACNB Bank and James P. Helt dated as of October 5, 2022.

99.4	Salary Continuation Agreement by and between ACNB Bank and Jason H. Weber dated as of October 5, 2022.

99.5	First Amendment to ACNB Bank Salary Continuation Agreement by and between ACNB Bank and James P. Helt dated as of October 5, 2022.

99.6	Salary Continuation Agreement by and between ACNB Bank and James P. Helt dated as of November 27, 2018. (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 28, 2018.)

99.7	First Amendment to ACNB Bank Salary Continuation Agreement by and between ACNB Bank and Jason H. Weber dated as of October 5, 2022.

99.8	Salary Continuation Agreement by and between ACNB Bank and Jason H. Weber dated as of January 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: October 7, 2022	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/ Secretary & Chief Governance Officer